SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                OCTOBER 30, 2001

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     On October 30, 2001 registrant issued a press release entitled "Halliburton Disputes Asbestos Claims" pertaining, among other things, to an announcement that a jury in Holmes County, Mississippi rendered a verdict against three companies in an asbestos case in favor of six plaintiffs for a total of $150 million. Registrant's subsidiary, Dresser Industries, Inc., was a defendant in two of the claims. Registrant's share of the verdict is $21.25 million. The other two companies were assessed the remainder of the damages. Registrant plans to vigorously appeal if the verdict is not set aside. Registrant has strong defenses in response to the plaintiffs' claims. In addition to a complete lack of proof on key elements of the plaintiffs' claims, there were serious irregularities in both the jury selection process and the determination of venue for the case. Registrant believes the Mississippi appellate court will ultimately vindicate its position.

Item 7.  Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (c)    Exhibits.

            Exhibit 20 - Press release dated October 30, 2001.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:    November 6, 2001              By: /s/ Susan S. Keith
                                          -----------------------------------
                                               Susan S. Keith
                                               Vice President and Secretary











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                                  EXHIBIT INDEX



Exhibit            Description

20                 Press Release Dated October 30, 2001

                   Incorporated by Reference











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